QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)—January 2, 2003

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation or organization)	0-23553 (Commission File Number)	36-4010347 (IRS Employer Identification No.)
140 Union Square Drive New Hope, Pennsylvania (Address of principal executive offices)		18938 (Zip Code)

(215) 862-6860
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        Photogen Technologies, Inc. (the "Company") has consummated the closing of its financing transaction in which it sold an aggregate of 11,165,651 shares of its common stock (post-reverse split) at $1.08 per share (post-reverse split) for an aggregate of $12,058,902 to a group of institutional and individual accredited investors. This completes the $9,000,000 to $15,000,000 financing transaction that the Company's stockholders approved in October, 2002.

        $9,000,000 of the proceeds will be used in connection with the development of the Company's diagnostic imaging agents (namely PH-50 and N-1177), $1,500,000 of the proceeds will be used in connection with the possible acquisition of certain assets of Alliance Pharmaceuticals, Inc., and the remaining $1,558,902 will be used for general corporate purposes.

2

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
	By:	/s/ BROOKS BOVEROUX Brooks Boveroux, Chief Financial Officer
Dated: January 16, 2003

3

QuickLinks

  Item 5. OTHER EVENTS.
SIGNATURES